Exhibit 10.3

Senior Security Agreement

SENIOR SECURITY AGREEMENT

This Senior Security Agreement (this “Security Agreement”) is effective as of October 27, 2026 (the “Effective Date”), by and between To Be Brands, LLC (“Borrower”), a North Carolina limited liability company, together with each of its undersigned subsidiaries, namely: (i) ISI Brands Inc. (“ISI”), (ii) InnoVitamin Organics, LLC (“IO”), (iii) Reserve Life Organics, LLC (“RLO”), and (iv) ResVitale, LLC (“ResVitale”) (each a “Borrower Subsidiary” and collectively the “Borrower Subsidiaries”), and Akretive Holdings, LLC, a Nevada limited liability company (“Lender”).

WHEREAS, Borrower has issued a Senior Secured Promissory Note to Lender in the principal amount of One Million Seven Hundred Fifty Thousand Dollars and 00/100 Cents ($1,750,000.00), dated as of the Effective Date (the “Note”).

WHEREAS, Lender has required, as a condition of accepting said Note, that Borrower execute this Security Agreement to secure the repayment of the obligations of Borrower under the Note.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower hereby agrees as follows:

1.    Liability Secured. This Security Agreement is entered into as security for repayment of the Note executed by the same parties hereto and on the same date hereon.

2.    Granting Clause. As security for the obligations under the Note and every extension or renewal thereof, Borrower does hereby grant, pledge, convey, and deliver to Lender a security interest in all of the right, title, and interest of Borrower, in and to the personal property set forth below and referred to herein as the “Collateral”.

3.    Collateral. All of the following personal property shall be deemed “Collateral” for purposes of this Security Agreement: (a) all of Borrower’s right, title, and interest in and to that certain personal property set forth on Schedule A attached hereto and incorporated herein; and (b) all proceeds and replacements of the foregoing. For the avoidance of doubt, Collateral shall not include any assets (including equity interests in entities) belonging to (i) Philip J. Von Kahle in his capacity as the duly appointed assignee for the benefit of creditors of Twinlab Consolidation Corporation, Twinlab Holdings, Inc., and Organic Holdings LLC (the “Assignee”) or (ii) the assignment estates of Twinlab Consolidation Corporation, Twinlab Holdings, Inc., and Organic Holdings LLC (collectively, the “Assignors” and their respective assignment estates, the “Estates”). Notwithstanding anything in this Security Agreement to the contrary, no obligation under this Security Agreement shall attach to or be enforceable against: (a) the Assignee (in his representative or individual capacity), (b) the Estates, (c) any Assignor, (d) Twinlab Consolidated Holdings, Inc. (“Twinlab”); or (e) any subsidiary of any Assignor or of Twinlab whose equity interests are not Acquired Assets under that certain Asset Purchase Agreement dated as of September 1, 2026 (the “APA”), including without limitation Twinlab Corporation, NutraScience Labs, Inc., NutraScience Labs IP Corporation, Reserve Life Nutrition, LLC, CocoaWell, LLC, Re-Body, LLC, Fembody, LLC, Organics Management LLC, Joie Essance, LLC, and Innovita Specialty Distribution LLC (collectively, the “Excluded Entities”). This Security Agreement is the sole obligation of the Borrower and the Borrower Subsidiaries, as provided in Section 3.1(e) of the APA.

Senior Security Agreement

4.    Transfer Restrictions; Impairments. Without the prior written consent of Lender, Borrower shall not, and shall not permit any Borrower Subsidiary or any direct or indirect subsidiary of Borrower to:

(a)    Asset Transfers. Sell, assign, transfer, lease, license, contribute, convey, or otherwise dispose of any material assets, properties, rights, or interests, whether tangible or intangible, other than (i) sales of inventory in the ordinary course of business consistent with past practice, (ii) dispositions of obsolete or worn-out equipment in the ordinary course of business, or (iii) other dispositions expressly approved in writing by Lender.

(b)    Equity Transfers and Issuances. Issue, sell, transfer, redeem, repurchase, or otherwise dispose of any equity interests of any Borrower Subsidiary, or permit any dilution of the ownership interests of Borrower or any Borrower Subsidiary, except (i) transfers among wholly owned subsidiaries of Borrower, (ii) issuances approved in writing by Lender, or (iii) equity issuances made by Borrower itself that do not impair the Collateral.

(c)    Extraordinary Transactions. Enter into any merger, consolidation, recapitalization, restructuring, joint venture, dissolution, winding up, or similar transaction that would reasonably be expected to materially impair the value of the Collateral.

(d)    New Subsidiaries. Neither Borrower nor any Borrower Subsidiary shall create or acquire any subsidiary unless such subsidiary becomes a guarantor and grants a security interest in its assets and equity interests to Lender pursuant to an amendment or addendum to this Agreement.

(e)    Impairments. Except as expressly set forth in Section 6 below (headed “Rights of Subordination”) Borrower shall not authorize, permit, or allow any other direct or indirect pledge, lien, encumbrance, or other impairment of any Collateral, including, but not limited to those arising under any obligation of any parent entity of Borrower.

5.    Warranties of Title. Borrower hereby: (a) covenants with Lender and its successors and assigns that Borrower is the lawful owner of the Collateral and has the right to sell, assign, convey, and grant a security interest in the same and that the Collateral is free and clear of all encumbrances and security interests (other than that of Lender and any other security interest that is subordinated to Lender); (b) warrants and covenants to forever defend the title of the Collateral unto Lender and his successors and assigns against the claims of all persons whomsoever, whether lawful or unlawful; (c) warrants that, to Borrower’s knowledge, no senior financing statement covering any of the Collateral or any proceeds therefrom is on file at any public office; and (d) agrees, promptly upon request from Lender to join with Lender in executing one or more financing statements pursuant to the Uniform Commercial Code of the applicable state in a form satisfactory to Lender and to pay the cost of filing the same in all public offices wherever filing is deemed necessary or prudent by Lender. For clarity, Lender shall have the right, from time to time and at any time, to prepare, execute, and file one or more financing statements and amendments thereto pursuant to the Uniform Commercial Code of the applicable state in a form satisfactory to Lender without any further authorization from Borrower or any Borrower Subsidiary, and upon prior written notice to Borrower, which cost will be fully reimbursed to Lender by Borrower and each Borrower Subsidiary, with joint and several liability therefor.

Senior Security Agreement

6.    Rights of Subordination. Lender acknowledges that from time-to-time Borrower may require additional working capital for the benefit of Borrower and Borrower Subsidiaries. In the event Borrower enters into a credit facility for working capital with a lender (a “Working Capital Facility”), (a) the Working Capital Facility shall rank senior to the Note and any amounts due under the Note, (b) the security interest granted hereunder shall be subordinate to any security interest granted to secure such Working Capital Facility, and (c) Lender shall, upon Borrower’s reasonable request, execute and deliver such agreements or other documents as may be reasonably required by the working capital lender to effectuate the foregoing.

7.    Limitations on Rights of Subordination. Notwithstanding any other provision of this Agreement, Borrower and Borrower Subsidiaries shall be prohibited from granting any security interest in any Collateral other than financial accounts, accounts receivable, letter of credit rights, and similar rights to payment, whether any of the foregoing is now owned or later acquired, for any reason whatsoever, without the prior written consent of Lender. For clarity, no Collateral in the form of intellectual properties or tangible assets of any kind shall be pledged, liened, or encumbered by Borrower, any Borrower Subsidiary, or any parent company of Borrower. At no point in time prior to the full satisfaction of Borrower’s obligations under the Note and this Security Agreement shall Borrower enter into more than one Working Capital Facility that creates a security interest that is senior in creditor priority to the security interest created by this Security Agreement at any single point in time.

8.    Taxes and Assessments. Borrower agrees to pay all taxes, rents, assessments, and charges levied against the Collateral and all other claims that are or may become liens against the Collateral, or any part thereof, and should default be made in the payment of the same, Lender, at its option, may pay the same; provided, however, that Borrower may contest in good faith by appropriate proceedings any such taxes, assessments, or claims so long as adequate reserves are maintained. Notwithstanding the foregoing, Lender may, at any time, in Lender’s sole discretion, pay any unpaid or contested taxes, assessments, or claims to preserve and prevent any impairment to the Collateral, and Lender reserves all rights to seek reimbursement and indemnity therefor from Borrower if such contest is not fully resolved in favor of Borrower.

9.    Non-Waiver. It is agreed that no delay in exercising any right or option given or granted hereby to Lender shall be construed as a waiver thereof; nor shall a single or partial exercise of any other right, power, or privilege. Lender may permit Borrower to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by Borrower.

10.    Events of Default. As used in this Security Agreement, the term “Event of Default” means the occurrence of a violation or default in the observance or performance of any term, agreement, covenant, condition, or stipulation contained or referred to in this Security Agreement or the occurrence of an “Event of Default” under the Note; provided, however, that no Event of Default shall be deemed to have occurred under this Security Agreement unless: (i) with respect to a failure to make any payment when due under the Note, such failure continues for ten (10) business days after written notice thereof from Lender to Borrower; or (ii) with respect to a failure to comply with any other term or condition of the Note or this Security Agreement, such failure is material and continues for thirty (30) days after written notice thereof from Lender to Borrower. For purposes of this Agreement, the term “business day” means any day of the week other than weekends and U.S. Federal holidays.

Senior Security Agreement

11.    Acceleration of Liabilities. Upon the occurrence of any uncured Event of Default, Lender shall have the right to declare the entire unpaid balance of the Note immediately due and payable by written notice to Borrower.

12.    Lender’s Rights After an Event of Default. Upon the occurrence of an Event of Default that remains uncured after any applicable notice and cure period, Lender shall have, in addition to any other rights under this Security Agreement or under applicable law, the right upon not less than ten (10) business days’ prior written notice to Borrower to take any or all of the following actions at the same or different times: (a) to collect all or any part of the Collateral defined herein and take control of any cash or non-cash proceeds of Collateral; (b) to enforce payment of any Collateral, to prosecute any action or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowance and adjustments with respect thereto, and to issue credits in the name of Borrower; and (c) to exercise, in addition to all other rights and remedies of a Lender upon default under the Uniform Commercial Code of the applicable state or any state. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all reasonable and documented charges, expenses, costs, and attorneys’ fees relating thereto, including any and all reasonable costs and expenses incurred in securing the possession of Collateral and preparing the same for sale, shall be applied by Lender to any payments due under the Note, in any order that Lender may determine or choose, and Borrower shall remain liable to Lender for any deficiency remaining thereafter. Notwithstanding the foregoing, Lender shall have the right to participate in any Collateral auction and bid the price of any sale of Collateral up to the full amount of any outstanding liability owed by Borrower to Lender and take clear, unencumbered title to and control over the Collateral in lieu of a cash sale that would result in insufficient proceeds to satisfy the entirety of such outstanding liability owing to Lender under the Note and this Security Agreement. Lender shall conduct any sale of the Collateral in a commercially reasonable manner.

13.    Term and Termination. This Security Agreement shall continue in full force and effect until all obligations of Borrower to Lender pursuant to the Note have been fully satisfied and extinguished in accordance with the terms and conditions of the Note and this Security Agreement. Upon full satisfaction of all such obligations and at Borrower’s written request and expense, Lender shall promptly execute and deliver to Borrower all UCC-3 termination statements and such other documents as may be reasonably necessary to release Lender’s security interest in the Collateral.

14.    Borrower Subsidiary Obligations. All rights of Lender against Borrower pursuant to this Agreement shall be joint and several obligations of each Borrower Subsidiary (and each additional subsidiary of Borrower or a Borrower Subsidiary formed after the Effective Date) to Lender on a pari passu basis with Borrower.

Senior Security Agreement

15.    Successors and Assigns. All covenants and agreements herein made by Borrower shall bind it and its respective successors and assigns, and every option, right, and privilege herein reserved or granted to Lender shall inure to the benefit of and may be exercised by Lender’s successors or assigns; provided that Lender shall provide Borrower with prompt written notice of any assignment of this Security Agreement or the Note.

16.    Modification; Amendment; Waiver. No modification, amendment, or waiver of any provision of this Security Agreement, any note secured hereby, nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

17.    Notices. Any request, demand, or notice provided in this Security Agreement to be given by either party hereto to the other shall be conclusively deemed to have been given when the same shall have been deposited in the United States mail, postage prepaid, addressed to the party to whom such request, demand, or notice is directed, at the following address, or delivered by hand to such party at such address:

(a)	if to Borrowers, to: 10130 Perimeter Parkway, Charlotte, NC 28216 and

(b)	if to Lender, to: P.O. Box 1447, Franklin, Tennessee 37065.

18.    Governing Law; Venue. This Security Agreement shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to the conflicts of laws principles thereof, and any claim arising hereunder shall be brought in the state or federal courts located in the State of Nevada.

19.    Interpretation. In the event of any discrepancy or question of interpretation concerning this Security Agreement or the Note, the terms and interpretation of this Security Agreement shall govern and control the terms and interpretation of the Note.

20.    Counterparts. This Security Agreement may be executed in any number of counterparts, each of which, when taken together, will be deemed to be an original and one and the same instrument. This Security Agreement will not become effective until all counterparts hereof have been duly executed by all parties hereto.

21.    Independent Legal Counsel. Each party hereby acknowledges that it has been advised of its right to retain independent legal counsel in connection with the negotiation, legal effect, and meaning of this Security Agreement and all of the documents referenced and incorporated herein, and each party either has retained independent legal counsel or knowingly and voluntarily waived such right.

22.    Relationship to APA. This Security Agreement is a Transaction Document under, and is entered into pursuant to, the APA. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the APA. In the event of any conflict or inconsistency between the terms of the APA and the terms of this Security Agreement, the terms of the APA shall govern.

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Senior Security Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Security Agreement on the day and year first above written.

“BORROWER” TO BE BRANDS, LLC By: /s/ T. Ronan Kennedy Name: T. Ronan Kennedy Title: Manager

“BORROWER SUBSIDIARIES”

(i) ISI Brands Inc., (ii) Innovitamin Organics, LLC, (iii) Reserve Life Organics, LLC, and (iv) Resvitale, LLC

By: /s/ Anthony Zolezzi

Name: Anthony Zolezzi

Title: Authorized Representative of each Borrower Subsidiary

Reviewed, agreed, and accepted as of October 27, 2026 by:

“LENDER”

AKRETIVE HOLDINGS, LLC

By: /s/ Patrick E. Ogle
Name: Patrick E. Ogle
Title:   Manager

Senior Security Agreement

Schedule A

SCHEDULE OF COLLATERAL

1.	Equity. All of the capital stock of (i) ISI Brands Inc.; (ii) InnoVitamin Organics, LLC; (iii) Reserve Life Organics, LLC; and (iv) ResVitale, LLC.

2.

Assets. All of the tangible and intangible assets (including cash and cash equivalents, securities, and trademarks, patents, formulas, and other intellectual property) of (i) To Be Brands, LLC; (ii) ISI Brands Inc.; (iii) InnoVitamin Organics, LLC; (iv) Reserve Life Organics, LLC; and (v) ResVitale, LLC.

For the avoidance of doubt, Collateral shall not include any assets (including equity interests) belonging to the Assignee, the Estates, any Assignor, Twinlab Consolidated Holdings, Inc., or any Excluded Entity.

Dated: October 27, 2026	Initials: /s/ TRK \ /s/ PEO